UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 29, 2024
THE TIMKEN COMPANY
(Exact name of registrant as specified in its charter)

Commission file number: 1-1169

Ohio		34-0577130
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

4500 Mount Pleasant Street NW
North Canton	Ohio	44720-5450
(Address of principal executive offices)		(Zip Code)

234.262.3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, without par value	TKR	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2024, The Timken Company (the “Company”) announced that Richard G. Kyle, President and Chief Executive Officer (“CEO”) of the Company would be retiring from his position as CEO and that Tarak Mehta would be appointed CEO on September 5, 2024 (the “Appointment Date”). On April 29, 2024, following the conclusion of Mr. Mehta’s negotiation of the details of his departure with his prior employer, the Compensation Committee of the Board of Directors of The Timken Company ratified and approved the below compensation elements for Messrs. Mehta and Kyle.

Mr. Mehta will receive the following compensation in connection with his service as President and Chief Executive Officer of the Company:

•Base salary at the rate of $1,125,000 per year.
•Participation in the Company’s annual short-term incentive compensation program for executive officers, with a target award equal to 120% of his earned annual base salary and with payment based on actual performance (with the 2024 bonus calculated on a pro-rated basis from the Appointment Date until the end of the year).
•Beginning with 2025, participation in the Company’s annual long-term equity incentive compensation program for executive officers, with a target opportunity grant date value equal to at least $5,175,000 for the first year’s grant.
•Participation in the Company’s other standard benefits and perquisites for its executive officers, including eligibility for relocation services in accordance with Company policy.

Mr. Mehta will also receive the following sign-on compensation:

•A cash payment of $500,000.
•Grants of restricted stock units (“RSUs”) with an aggregate target opportunity grant date value equal to approximately $5,175,000.
◦Sixty percent of the RSUs will be subject to performance-based vesting requirements, with a measurement period of January 1, 2024-December 31, 2026.
◦Forty percent of the RSUs will be subject to time-based vesting requirements, with twenty-five percent vesting on February 8, 2025 and an additional twenty-five percent vesting on each of the next three anniversaries of February 8, 2025, subject generally to Mr. Mehta’s continued employment on each such date.
◦The Company is expected to enter into its standard award agreement with Mr. Mehta with respect to time-based RSUs. For the performance-based RSUs, the Company and Mr. Mehta are expected to enter into the award agreement approved for grants of performance-based RSU awards to other officers of the Company in February 2024 under the Timken Company 2019 Equity and Incentive Compensation Plan, as may be amended or amended and restated from time to time.
•A grant of deferred shares (“Deferred Shares”), with a grant date value equal to $2,000,000. Fifty percent of the Deferred Shares will vest on each of the first and second anniversaries of the Appointment Date, subject to Mr. Mehta’s continued employment on each such date. The Company is expected to enter into its standard award agreement with Mr. Mehta with respect to the Deferred Shares.

Mr. Mehta is expected to be appointed to the Board of the Company at a later date but will receive no additional compensation for his service as a Director while he is serving as President and Chief Executive Officer.

Mr. Mehta is also expected to enter into a Severance Agreement (the “Severance Agreement”), substantially in the form of Severance Agreement that was filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-K filed on February 24, 2016 for the year ended December 31, 2015. The Severance Agreement will provide for a severance payment, continued medical, dental and vision coverage, a prorated bonus for the year of termination and other benefits under circumstances described in more detail in the Severance Agreement. Generally, if Mr. Mehta experiences a qualifying termination prior to a change in control of the Company, he will receive a cash severance payment equal to two times his base salary and incentive pay, and if Mr. Mehta experiences a qualifying termination within two years after a change in control of the Company, he will receive a cash severance payment equal to three times his base salary and incentive pay.

Mr. Mehta is expected to execute the Company’s standard Non-Disclosure, Restrictive Covenant, and Assignment Agreement, containing certain confidentiality, non-competition and non-solicitation covenants, and the Company’s standard indemnification agreement for officers.

Mr. Kyle will remain in his current position as President and Chief Executive Officer until the Appointment Date, after which he will continue to serve as an employee of the Company as Advisor to the CEO for a transition period ending on February 15, 2025 (the “Transition Period”). Contingent on the Appointment Date actually occurring, Mr. Kyle’s base salary will be paid to him at a reduced annual rate of $800,000 during the Transition Period. Also, Mr. Kyle’s time-based Restricted Stock Units (“Time-Based RSUs”) and performance-based Restricted Stock Units (“PRSUs”) that remain outstanding as of the Appointment Date will be amended in connection with, and effective upon, the Appointment Date generally to provide for continued vesting following Mr. Kyle’s separation from Timken, subject to his continued employment until February 15, 2025. Such amendment to the Time-Based RSUs will also provide for earlier vesting upon death, disability, and a change in control of the Company (if a replacement award is not provided). Such amendment to the PRSUs will provide for the earned PRSUs to be determined based on actual achievement of the applicable performance metrics over the entire performance period and to be prorated (based on the number of whole months Mr. Kyle worked during the applicable performance period), with accelerated vesting upon a change in control of the Company (if a replacement award is not provided). In connection with, and effective upon, the Appointment Date, if Mr. Kyle remains employed until February 15, 2025, he will remain eligible to receive the 2024 and 2025 annual cash incentive awards he would have received had he remained employed until the normal payment date for such awards (based on actual achievement of the applicable performance metrics over each of the entire performance periods), but such award for 2025 will be prorated for the period from January 1, 2025 until February 15, 2025. Mr. Kyle will receive no additional compensation for his service as a Director while he is an employee of the Company.

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMKEN COMPANY

By:	/s/ Hansal N. Patel
Hansal N. Patel
Vice President, General Counsel & Secretary
Date: May 1, 2024